Exhibit 23.1

                         Consent of Independent Auditors




We consent to the incorporation by reference of our report, dated February 3, 1999 (except for paragraphs 9 to 12 of Note 9 and Note 13, as to which the date is September 20, 1999) with respect to the consolidated financial statements of ITXC Corp. included in its Registration Statement (Form S-1 No. 333-80411) dated September 27, 1999, filed with the Securities and Exchange Commission, in the Registration Statement (Form S-8 No. 333- ) pertaining to the ITXC Corp. Employee Stock Purchase Plan.



                                                         /s/ Ernst & Young LLP


Metropark, New Jersey
October 1, 1999